UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

Adamas Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Matters
On March 30, 2017, the Compensation Committee of the Board of Directors of Adamas Pharmaceuticals, Inc. (the “Company”) took the following compensation actions with respect to the Company’s Chief Executive Officer (“CEO”; Chief Financial Officer (“CFO”); Chief Business Officer, General Counsel, Chief Compliance Officer & Corporate Secretary (“CBO”); and Chief Medical Officer (“CMO”); (collectively, the “Officers”).
2017 Executive Cash Bonus Award Program
Approved our 2017 Executive Cash Bonus Award Program (the “Bonus Plan”). The Bonus Plan provides guidelines for cash bonuses to our executive officers, which cash bonuses for each Officer generally will be based on: (1) the target bonuses for the Officer; and (2) the achievement of corporate and individual goals established by the Compensation Committee. Individual performance may result in a performance modifier being applied to the target bonus, resulting in the guidelines for percent of target bonus to be paid of between 0% and 150%, depending on individual performance. Actual bonuses paid are at the sole discretion of the Compensation Committee, and may vary from the guidelines set forth in the Bonus Plan. No cash bonus award is considered earned under the Bonus Plan until the time that such award is approved by the Compensation Committee.
In connection with the establishment of the Bonus Plan, the Compensation Committee set the target percentages for assessing annual bonuses for 2017, expressed as a percentage of the applicable Officer’s annual base salary. The target percentages of the Officers are as follows:

Executive Officer	Title	2017 Target Bonus Award %
Gregory T. Went, Ph.D.	President and Chief Executive Officer	55%
William J. Dawson	Chief Financial Officer	35%
Jennifer J. Rhodes	Chief Business Officer, General Counsel, Chief Compliance Officer & Corporate Secretary	40%
Rajiv Patni	Chief Medical Officer	40%
The foregoing is a summary of the material terms of the Bonus Plan and is qualified in its entirety by reference to the copy of the Bonus Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amended and Restated Severance Plan
On March 30, 2017, the Compensation Committee of the Board of Directors of the Company amended and restated the Company’s Executive Severance Plan (the “Severance Plan”), for employees of the Company at the level of Vice President (“VP”) or above.
Subject to, and pursuant to, the terms of the Severance Plan, in the event of a termination of employment not in connection with a change in control, the Company will pay: a cash severance in the form of base salary continuation for 12 months to the CEO, CFO, CBO, CMO, and Chief Commercial Officer (“CCO”); and a cash severance in the form of base salary continuation for 9 months to all other VP’s and above. In addition, the participant will be reimbursed for health care premiums during the period for which they receive continued salary.
In the event of a termination of employment in connection with a change in control, the Company will pay a lump sum cash severance of: 1.5 times annual salary plus annual target bonus, in addition to a pro-rated target bonus, to the CEO; and 1.0 times annual salary plus annual target bonus, in addition to a pro-rated target bonus, to all other VP’s and above. In addition, the participant will be reimbursed for health care premiums for 12 months (18 months in the case of the CEO), and receive full accelerated vesting of outstanding equity awards and the extension to one year of the post-termination exercise period for stock options.
The foregoing is a summary of the material terms of the Severance Plan and is qualified in its entirety by reference to the copy of the Severance Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2017.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number
Exhibit Description
10.1	2017 Executive Cash Bonus Award Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	April 5, 2017	By:	/s/ Jennifer Rhodes
Jennifer Rhodes
Chief Business Officer, General Counsel, & Compliance Officer

EXHIBIT INDEX

Exhibit Number
Exhibit Description
10.1	2017 Executive Cash Bonus Award Program.

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